UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                   ------------------------------------------

                                    FORM 8-K


                   ------------------------------------------


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) November 17, 2003


                   National Medical Health Card Systems, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                        000-26749                  11-2581812
------------------------              ---------                  ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)



26 Harbor Park Drive, Port Washington, New York                    11050
------------------------------------------------                   -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:   (516) 626-0007
                                                     ---------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

        Exhibit 99 - Transcript of Conference Call dated November 17, 2003.

Item 9.  Regulation FD Disclosure.

     Attached as Exhibit 99 is a transcript of a conference call regarding fiscal first quarter.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

Date: November 17, 2003               By:/s/James Bigl
                                         ----------------------------------
                                            James Bigl
                                            Chief Executive Officer

EXHIBIT INDEX

EXHIBIT 99 -  Transcript of Conference Call dated November 17, 2003

                                                                      EXHIBIT 99

                                                      Moderator:  David Waldman
                                                       11-17-03/7:30 am CT
                                                       Confirmation #3956398




                                      NMHC

                            Moderator: David Waldman
                                November 17, 2003
                                   7:30 am CT


     Operator: Welcome to the NMHC Fiscal First Quarter conference call. At this time all participants are in a listen only mode. Following managements prepared remarks we will go to Q&A session. To ask a question please press star and the 1 on your touchtone phone.

     If anyone has difficulty hearing the conference please press star 0 for operator assistance. As a reminder this conference is being recorded today Monday November 17, 2003. I would now like to turn the conference over to David Waldman - please go ahead sir.

     David Waldman: Thank you good morning everyone and welcome to National Medical Health Card's fiscal First Quarter conference call. This morning we have Bert Brosky, Executive Chairman, Jim Bigl, President and CEO, and Stuart Fleischer, Chief Financial Officer on the line with us.

     Before I turn the call over to Bert I would like to remind everyone that this conference call contains forward-looking statements, which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     When used herein the words may, could, estimate, believe, anticipate, thinks, intends, will be, expects and similar expressions are identified as forward-looking statements. For discussion of such risks and uncertainties including but not limited to risks related to demand pricing government regulation acquisitions and affiliations the market for PBM services, competition and other factors readers are urged to carefully review and consider various disclosures made by the company in its annual report on form 10K for the fiscal year ended June 30, 2003 and other Securities and Exchange Commission filings.

     In connection with the proposed transactions with New Mountain Partners the company will file a tender offer statement and proxy statement with Securities and Exchange Commission. Investors and securities holders are advised to read the tender offer statements and proxy statements when they become available because they will contain important information.

     Investors and securities holders may obtain a free copy of the proxy statement and a tender offer statement when available and other documents filed by the company with the commissions Web site at www.sec.gov. Free copies of the proxy statements and tender offer statements once available and the company's other filings of the commission may also be obtained from the company.

     The company and its directors, executive officers and other members of its management and employees may be soliciting proxies from its stockholders in favor of the transactions with New Mountain Partners. Information concerning persons who may be considered participants in the solicitation of the company's stockholders under the rules of the commission will be set forth in the company's proxy statement to be filed in connection with this transaction.

     With that taken care of I would like to turn the call over to Bert Brosky Executive Chairman. Go ahead Bert.

     Bert Brosky: Thank you good morning everyone. I would like to start today by sharing with you a few thoughts on National Medical Health Card and our first quarter's performance. I would also like to offer a few thoughts on the proposed investment by New Mountain Partners.

     Then I will turn the call over to Stuart Fleischer who will review the financial results. Afterwards Jim Bigl will discuss our strategy and development in detail. Once again we generated very strong results in the first quarter. We continue to gain market share and the growth prospects for our mail order facility and special pharmacy businesses are especially encouraging.

     I am very proud of the organization we have built. As the founder of National Medical Health Card, I have watched this organization grow from a start up to become a significant player in the PBM business. Generating over $570 million in annual revenue and identified by Fortune as America's 27th fastest growing company.

     Moreover, we have consistently ranked number one in service in more categories than any other PBM. We have built a company that is highly scalable with technical resources and leadership in place to become a leading force in the industry.

     We believe the proposed New Mountain transaction would help us achieve these goals. Let me reinforce that I strongly support this transaction, as I believe it would infuse additional cash into the company that would help us capitalize on a number of the very promising opportunities.

     Steven Klinsky and his team at New Mountain have tremendous experience and an impressive track record at building businesses and creating value for all shareholders.

     As New Mountain announced its original intention to invest in Strayer Education in November of 2000 the company's market cap has increased from around $400 million to approximately $1.5 billion. I look forward to remaining a large shareholder and an active member of the board. On that I will now turn the call over to Stuart.

     Stuart Fleischer: Thanks Bert and good morning everyone. I would like to remind everyone that results for our fiscal first quarter include Integrail, which we acquired in November of 2002 and Portland Professional Pharmacy, which was acquired on July 31, 2003. These entities were not included in our results last year.

     During the quarter our revenue was $150.8 million in the fiscal first quarter of 2004 versus $147.4 million in the same quarter last year, an increase of 2.3%. The increase in revenue in the quarter was from our new sponsors as well as existing sponsors and mitigated by our deliberate shift in focus.

     And having more customers joining our preferred partnership program which has revenue booked on a net versus growth basis. Plus the loss of one major customer that we had previously discussed.

     Our gross profit during the first quarter of fiscal 2004 was $13.5 million up 24.2% from $10.9 million in the same period last year. Our gross margin during the first quarter was 9% up 158 basis points from 7.4% for the first quarter of last year.

     The strength in our margins is principally due to preferred partnership program clients being booked at net versus gross revenue. Additionally our margins grew as our mix of customers were more Taft Hartley and third party administrative centric.

     Selling, general and administrative expenses was $10.6 million or 7% of revenue during the first quarter of fiscal 2004. Up from $8.3 million or 5.7% of revenue in the same period last year. The increase of percentage in the quarter was due to the net revenue impact of the preferred partnership program as well as the start up course of our mail order facility and the expansion of our sales force.

     Earnings before interest, taxes, depreciation and amortization or EBITDA was approximately $4 million for the fiscal first quarter of 2004. Representing an increase of 21.4% over the same period last year. EBITDA is presented as income from operations excluding depreciation and amortization.

     For the first quarter of fiscal 2004, EBITDA is calculated by adding back the $1.4 million of depreciation and amortization to the recorded $2.9 million of operating income.

     Net income for the fiscal first quarter rose 20.6% over net income for the same period last year. EPS increased 12.7% or 2 cents to 19 cents per diluted share for the fiscal first quarter of 2004. Compared to 17 cents for diluted share for the fiscal first quarter of 2003.

     Our working capital deficit increased to $34.7 million from $32.6 million at June 30, 2003. This reflects the $3.6 million needed to acquire Portland Professional Pharmacy. And now I would like to turn the call over to Jim.

     Jim Bigl: Thank you Stuart and good morning everyone. Overall, this has been a very strong quarter for NMHC as evidenced by the continued improvements in our financial results and strong cash flow from operations. We are very pleased at the expansion of our services to fulfill our strategy of being the total healthcare solution company.

     A company that affects great outcomes for our members and clients alike. Our gross profit was up 24% for the quarter. Our operating income improved 17%. We increased our net income by 21% and we generated strong cash flow from operations.

     Our core PBM business continues to grow as we added a number of new customers during the quarter. We are also investing heavily in our mail order, specialty pharmacy business and our sales force, which we anticipate will continue into the second and third fiscal quarters.

     We strengthened the senior management team in our mail order division and we are progressing cautiously with the roll out of our new facility. This includes investments in both people and training. We are very cognizant of the fact that we have only one chance to do this right. And as we have said in the past we would rather take our time managing any unforeseen problems than rushing things and risking our strong customers relationships.

     As a result, we are proud to report that we have maintained excellent customers retention during the transition. Going forward we are looking to accelerate some of our other initiatives in mail order such as direct purchasing and repackaging of generics.

     Turning to our new specialty pharmacy division, Ascend, the business is performing very well and we look forward to more than doubling the number of disease states covered in the upcoming months. We also believe Ascend will be slightly accretive to earnings in its first year.

     Ascend has an outstanding reputation as one of the leading pharmacy compounding centers in the United States. We see this as a complementary business to the services we offer now. And we see specialty pharmacy as an enormous growth opportunity.

     Moreover, we are underway to positioning Ascend to a facility about seven times larger than their current location. Where we are installing the same state of the art technology that we put in place for our mail order division. We view Ascend as a platform for future acquisitions in the specialty pharmacy arena.

     And we expect to have six to eight facilities across the country by the time we are complete. As a result we are investing heavily in Ascend to develop the policies, procedures and clinical protocols that we will duplicate in future facilities.

     Regarding our core PBM service, there is quite a bit of dissidence in the industry as we continue to see sub-consolidation, which has helped us gain market share. There are also an increasing number of prospective customers that are looking for appropriate disclosure, which NMHC has been providing for over three years.

     Our practices of aligned incentives and full disclosure have been well received as reflected in the continued strength of our preferred partnership program. That said and despite the market clamoring for full disclosure there is still a significant learning curve for many brokers and consultants in the industry that are wed to doing business the old way.

     For that reason it is very important for us to get in front of the end customers - the actual decision makers. And as we do this we are finding we have a very high rate of close with new customers. We are also spending a considerable effort educating our staff, brokers consultants and purchasers to the significant advantages of our offering.

     Turning to Integrail our proof of contest phase is complete and we have begun repackaging and marketing Integrail's powerful plan management analyst reports and predictive modeling services to our prospective PBM customers. There is no one in the industry today that comes close to the predictive modeling capabilities Integrail can offer our customers.

     In addition to these services, it has helped us on a number of contracts as it creates a very compelling value proposition. We are now looking to expand Integrail's capabilities in not only identifying a customer's problems but also to go in and address these problems. We have been devoting considerable resources to expanding these capabilities.

     Let me now recap a couple of quick highlights of our proposed investment from New Mountain Partners. As a result of this transaction, NMHC will be adding over $20 million in cash to find and accelerate our growth. When combined with availability under our current line of credit and the ability to leverage this investment with additional debt capital, NMHC would be well positioned to expand both organically and through acquisition.

     Importantly this is our first meaningful infusion of capital since the company's public offering in 1999. Yet we have managed to grow our business rapidly. Despite this historic growth, we believe the lack of capital has severely limited our ability to acquire larger quality companies that will complement our business. Additionally, this capital will enable us to enhance the roll out of our mail order and specialty pharmacy business over the upcoming months and years.

     Given the investment from New Mountain, I would like to reinforce that the culture of NMHC and the commitment to each of our customers has not changed. In fact New Mountain has bought into our strategy. So to wrap up, this has been a very productive quarter. Revenue is up, margins are up, net income is up over 20% and we are generating strong cash flow from operations.

     We continue to diversify our revenue streams and our customer base, as they rapidly become an emerging leader in the PBM industry. I will now turn the call over for your questions.

     Operator: Ladies and gentlemen if you would like to register for a question please press the star key followed by the 1 on your touchtone telephone. You will hear a prompt to acknowledge your request. If your question has been answered and you wish to withdraw your polling request you may do so by pressing star and the 2.

     If you are using a speakerphone please pick up your handset before entering your request. One moment please for the first question. Your first question comes from Anne Barlow with Southwest Securities.

     Anne Barlow: Yes good morning, a couple of quick questions - can you give us a little detail on the number of people in sales and how that is expanded. Also you talked about enlarging your Ascend facility and making it quite a bit larger for additional business - just a little detail there. And what you are supporting right now as far as [unintelligible].

     Bert Brosky: Thank you Anne, your second question you were breaking up on - I got the first one. Can you repeat the second one?

     Anne Barlow: The second one was some detail on the enlargement of the Ascend facility and what you are looking at doing there. The number of disease states you cover now. What you are covering and where you think you might go as far as additional.

     Bert Brosky: Thank you very much regarding sales people we have approximately 14 or 15 people in our direct sales force. We also have another group that is captive to us that is an external group that adds another approximately 6 to 8 folks out there on a full time equivalent basis.

     We continue to look for additional sale people out in the marketplace. We are in a position that we are trying to pick people who can really help forward us in our three target markets of the small regional local HMOs, the Taft Hartley funds and the third party administrators. So we are not just picking any sales people.

     Regarding the Ascend facility, when we acquired Portland Professional Pharmacy they were in a relatively small somewhat disjointed workflow facility. And we felt it was important to get them into a state of the art facility that had better size and better workflow to improve communicate and throughput. We currently handle five or six disease states in that state depending on how you want to classify traditional compounding.

     We handle some women's health initiatives, infertility, growth hormones and a number of other areas. We have developed internally several additional clinical protocols for additional disease states. But we have not implemented those yet. Our goal is to first move our facility over the upcoming few weeks within Portland, Maine still. And then start to roll out the other disease states.

     Our goal over the next several months is to cover approximately 14 disease states. We are a pair-based organization and as a result of that we want be able to offer our pair clients one stop shopping for virtually all disease states.

     The disease states we chose not to help in house - because of single source distribution we cannot host in-house we will look to create contracts with other parties in the marketplace to be able to deliver those services. But the contracts will still ultimately flow through NMHC or through Ascend.

     Anne Barlow:  Okay thanks.

     Operator: Once again ladies and gentlemen as a reminder to register for a question please press star and the 1 on your telephone. There are no further questions at this time. I would like to turn the call back over to you for any additional or closing remarks.

     Bert Brosky: I would like to thank you all for participating in our first quarter earnings conference call. We look forward to talking with you again next quarter and give you an update on our progress. Take care.

     Operator: Ladies and gentlemen that concludes your conference call for today. Thank you for your participation and I ask that you please disconnect your lines.


                                       END